Exhibit 21
            United Airlines Holdings, Inc. and United Airlines, Inc. Subsidiaries
(as of February 29, 2024)

Entity	Jurisdiction of Incorporation

United Airlines Holdings, Inc.	Delaware

Wholly-owned subsidiaries*:

United Airlines, Inc.	Delaware
● Air Wis Services, Inc.	Wisconsin
● Air Wisconsin, Inc.	Wisconsin
● Domicile Management Services, Inc. **	Delaware
● Air Micronesia, LLC.	Delaware
● CAL Cargo, S.A. de C.V.**	Mexico
● CALFINCO Inc.	Delaware
● CALFINCO Caymans Ltd.	Cayman Islands
● Century Casualty Company	Vermont
● Continental Airlines de Mexico, S.A.**	Mexico
● Continental Airlines Domain Name Limited	England and Wales
● Continental Airlines Finance Trust II	Delaware
● Continental Airlines Fuel Purchasing Group, LLC	Delaware
● Continental Airlines, Inc. Supplemental Retirement Plan for Pilots Trust Agreement	Delaware
● Continental Airlines Purchasing Holdings LLC	Delaware
● Continental Airlines Purchasing Services LLC**	Delaware
● Continental Express, Inc.	Delaware
● Covia LLC	Delaware
● Mileage Plus Holdings, LLC	Delaware
● MPH I, LLC	Delaware
● Mileage Plus Marketing, Inc.	Delaware
● Mileage Plus, LLC	Delaware
● Mileage Plus Intellectual Property Assets, Ltd. ***	Cayman Islands
● Mileage Plus Intellectual Property Assets Aggregator, Ltd.******	Cayman Islands
● Mileage Plus Intellectual Property Assets Holdings UIP, Ltd.	Cayman Islands
● Mileage Plus Intellectual Property Assets Holdings MIP, Ltd.	Cayman Islands
● Mileage Plus Intellectual Property Assets SPV Partner, Ltd.****	Cayman Islands
● Mileage Plus Intellectual Property Assets GP S.à r.l.*****	Luxembourg
● Mileage Plus Intellectual Property Assets Lux 2 SCS*****	Luxembourg
● Mileage Plus Intellectual Property Assets Lux 1 SCS*****	Luxembourg
● Presidents Club of Guam, Inc.	Delaware
● UABSPL Holdings, Inc.	Delaware
● UAL Benefits Management, Inc.**	Delaware
● United Aviation Fuels Corporation	Delaware
● United Airlines Ventures, Ltd.	Cayman Islands
● United Airlines Ventures Management LLC	Delaware
● United Airlines Business Services Private Limited**	India
● United Ground Express, Inc.	Delaware
● United Travel Services, LLC	Delaware
● United Vacations, Inc.	Delaware
● Westwind School of Aeronautics, Phoenix, LLC	Delaware

*Subsidiaries of United Airlines Holdings, Inc. are wholly owned unless otherwise indicated

**Domicile Management Services Inc. is 99.9% owned by Air Wis Services, Inc. and 0.1% owned by United Airlines, Inc. CAL Cargo, S.A. de C.V. is 99.99% owned by United Airlines, Inc. and .01% owned by CALFINCO Inc. Continental Airlines de Mexico, S.A. is 99.9997% owned by United Airlines, Inc. and .0003% owned by private entities. Continental Airlines Purchasing Services LLC is 99% owned by Continental Airlines Purchasing Holdings LLC and 1% owned by United Airlines, Inc. UAL Benefits Management, Inc. has 100% of its Class A Common Stock owned by United Airlines, Inc. and 100% of its Class B Common Stock owned by Health Care Services Corporation. United Airlines Business Services Private Limited is 99.99% owned by United Airlines, Inc. and 0.01% owned by UABSPL Holdings, Inc. on behalf of United Airlines, Inc.
*** 1 special share in Mileage Plus Intellectual Property Assets, Ltd. is held by a third party share trustee
**** Mileage Plus Intellectual Property Assets SPV Partner, Ltd. is a wholly owned subsidiary of Mileage Plus Intellectual Property Assets, Ltd.
***** Mileage Plus Intellectual Property Assets Lux 1 SCS is 4.76% owned by Mileage Plus Intellectual Property Assets GP S.à r.l. and 95.23% owned by Mileage Plus Intellectual Property Assets Lux 2 SCS, which itself is 4.76% owned by Mileage Plus Intellectual Property Assets GP S.à r.l. and 95.23% owned by Mileage Plus Intellectual Property Assets, Ltd.
****** Mileage Plus Intellectual Property Assets Aggregator, Ltd. is 60% owned by Mileage Plus Intellectual Property Assets Holdings MIP, Ltd. and 40% owned by Mileage Plus Intellectual Property Assets Holdings UIP, Ltd.